Exhibit 99.2

Contact:

David C. Dreyer,

Chief Financial Officer

Christopher Schwartz,

Vice President, Financial Reporting and Investor Relations

866.861.3229

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AMN Healthcare Chairman Devotes Full Attention to Mayoral Race

FOR IMMEDIATE RELEASE

SAN DIEGO - February 22, 2008 - AMN Healthcare Services, Inc. (NYSE: AHS), the nation's largest healthcare staffing company, announced today that Steven C. Francis, co-founder and Chairman of AMN Healthcare, will not be standing for re-election at the Company's annual shareholder meeting on April 9, 2008.

Mr. Francis and his wife, Gayle, co-founded AMN Healthcare in 1985. He has been a director of AMN Healthcare since its inception and has helped drive the vision and strategy of the company through an evolving career as co-founder, president, chief executive officer, executive chairman and, today, Chairman of AMN Healthcare.

"AMN Healthcare has grown to become a world-class leader in healthcare staffing and I truly believe that we have and will continue to contribute to the improvement and quality of healthcare delivery nationwide," said Francis, Chairman of the Board. "Gayle and I are extremely proud of AMN Healthcare and very appreciative for the talents of the management and team members who have contributed to the success of the company. Many of these employees joined AMN Healthcare 10, 15 and even 20 years ago and I know they are committed to continuing to help build an even stronger company for the future.

"After 23 years with AMN Healthcare, I have found another cause to which I am just as committed. I believe that once again, with the support of my wife, Gayle, we can make a difference in the community of San Diego. The most effective way we can help in the betterment of San Diego is by becoming Mayor of the city and assembling a first class, committed team like we did at AMN Healthcare. This commitment to the people of San Diego requires my full and undivided attention. Therefore I am choosing to not seek reelection in April to the board of directors of AMN Healthcare."

AMN President and Chief Executive Officer, Susan Nowakowski commended Mr. and Mrs. Francis: "What Steve and Gayle have accomplished for AMN and the healthcare staffing industry is truly extraordinary. On behalf of AMN Healthcare's thousands of healthcare clients and the tens of thousands of nurses, physicians and allied professionals who have worked with us, as well as our 2,000 corporate employees, we thank both Steve and Gayle for their entrepreneurial leadership and commitment. They will continue to be a guiding force and role models for setting the highest standard possible in our industry."

After expiration of his current term as Chairman of the Board, Francis will be named Chairman Emeritus of AMN Healthcare. In this role, he will be available to provide strategic advice and counsel to the new Chairman and will continue to assist in representing AMN Healthcare in the community. A new Chairman will be appointed after the annual shareholders' meeting in April.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The company based these forward-looking statements on its current expectations and projections about future events. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as "believe," "anticipate," "expect," "intend," "plan," "will," "may" and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Factors that could cause actual results to differ from those implied by the forward-looking statements contained in this press release are set forth in the company's Annual Report on Form 10-K for the year ended December 31, 2006, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. These statements reflect the company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated with the passage of time.

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